EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Medizone International, Inc. on Form 10-KSB for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Edwin G. Marshall, Chief Executive Officer and Steve M. Hanni, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated April 17, 2006

  /s/ Edwin G. Marshall

Edwin G. Marshall

President and Chief Executive Officer

Medizone International, Inc.

 /s/ Steve M. Hanni

Steve M. Hanni

Chief Financial Officer

(Principal Accounting Officer)